Exhibit 5.1

DECHERT LLP

4000 Bell Atlantic Tower

1717 Arch Street

Philadelphia, PA 19103

November 3, 2004

Genaera Corporation

5110 Campus Drive

Plymouth Meeting, PA 19462

Re: Registration on Form S-3

Gentlemen and Ladies:

We have acted as counsel to Genaera Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company pursuant to Rule 462 (b) under the Securities Act of up to $2,700,000 aggregate offering price of shares (the “Shares”) of the Company’s Common Stock, par value $0.002 per share.

We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed necessary for the rendering of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the opinion that when the Shares are issued, delivered and paid for in accordance with the terms of the prospectus, prospectus supplements and agreements governing the issuance of the Shares of the kind described in the prospectus and prospectus supplements (the “Agreements”), the Shares will be validly issued, fully paid and nonassessable.

The opinion set forth above is subject to the following assumptions:

(a) At least par value will be paid for the Shares;

(b) The execution and delivery of the Agreements and the issuance of the Shares governed thereby are duly authorized and approved by the Board of Directors of the Company;

(c) The Registration Statement and any required post-effective amendment thereto and the prospectus contained therein and any and all prospectus supplements required by applicable law have all become effective under the Securities Act; and

(d) The Shares have been issued and sold as contemplated by the Registration Statement.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert LLP